Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K/A and in the following registration statements:

(1) Registration Statements (Form S-8 Nos. 333-175889, 333-190178, 333-197916, and 333-212871) pertaining to the 2011 Equity Incentive Plan of Neurocrine Biosciences, Inc.,

(2) Registration Statements (Form S-8 Nos. 333-199837 and 333-216067) pertaining to the Inducement Plan of Neurocrine Biosciences, Inc.,

(3) Registration Statements (Form S-8 Nos. 333-205933 and 333-223020) pertaining to the 2011 Equity Incentive Plan and Inducement Plan of Neurocrine Biosciences, Inc.,

(4) Registration Statement (Form S-8 No. 333-226971) pertaining to the 2011 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Neurocrine Biosciences, Inc.,

(5) Registration Statement (Form S-8 No. 333-234501) pertaining to the 2011 Equity Incentive Plan of Neurocrine Biosciences, Inc.,

(6) Registration Statement (Form S-8 No. 333-240301) pertaining to the 2020 Equity Incentive Plan of Neurocrine Biosciences, Inc.,

(7) Registration Statement (Form S-8 No. 333-266530) pertaining to the 2020 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Neurocrine Biosciences, Inc.

(8) Registration Statements (Form S-8 Nos. 333-273554 and 333-281163) pertaining to the 2020 Equity Incentive Plan of Neurocrine Biosciences, Inc., and

(9) Registration Statement (Form S-8 No. 333-287477) pertaining to the 2025 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Neurocrine Biosciences, Inc.

of our report dated February 28, 2025 with respect to our audit of the consolidated financial statements of Soleno Therapeutics, Inc. as of December 31, 2024 and for each of the two years in the period ended December 31, 2024 included in the Annual Report on Form 10-K of Soleno Therapeutics, Inc.

/s/ MARCUM LLP

San Francisco, CA

July 31, 2026